Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-3042 of UnionBanCal Corporation on Form S-8 of our report dated June 21, 2006, appearing in the Annual Report on Form 11-K of Union Bank of California, N.A. 401(k) Plan and Trust for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 21, 2006